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                                                                  EXHIBIT 99.04


                               PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT, dated as of February 19, 1997, is made by and between CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Company"), and the Buyer named on Exhibit A attached hereto ("Buyer"), with reference to the following facts:

                                    RECITALS

          A. The Company, specified Lenders (including Buyer) and CKE RESTAURANTS, INC., a Delaware corporation, as Agent (the "Agent"), have heretofore entered into that certain Amended and Restated Credit Agreement dated as of November 22, 1996 (the "Credit Agreement"), which provided for restructuring of certain loans made to the Company and other transactions specified therein.

          B. Pursuant to the Credit Agreement, the Company issued Warrants to Purchase Common Stock to Lenders and agreed to register a rights offering (the "Rights Offering") pursuant to which all holders of the Company's Common Stock and Warrants would receive rights to purchase additional Common Stock of the Company at a specified purchase price.

          C. Lenders and the Agent desire and intend to waive the Company's obligation to register the Rights Offering and to substitute in lieu thereof a right of specified Lenders (including Buyer) (collectively, "Purchasers") to purchase newly issued shares of the Company's Common Stock, par value $0.001 (the "Common Stock), and Series A Preferred Stock, par value $0.001 per share (the "Series A Stock"), having the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Designation of Rights, Privileges and Preferences, substantially in the form attached hereto as Exhibit B (the "Certificate") and incorporated herein by reference. The Common Stock and the Series A Stock are referred to collectively herein as the "Stock."

          D. At a meeting held on December 17, 1996, the Board of Directors of the Company approved acceptance of an offer from the Agent with respect to the transaction, subject to the conditions that (i) the purchase price for the Common Stock be no less than the closing sales price of the Company's Common Stock on December 16, 1996, as reported on the NASDAQ National Market ($1.34 per share), discounted to reflect that the Common Stock will be "restricted shares" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (ii) the transaction be approved by a committee of the Board of Directors of the Company, comprised of disinterested directors (the "Special Committee"), (iii) the Special Committee receives a fairness opinion with respect to the transaction from a nationally recognized investment banking firm, (iv) the transaction complies with all applicable laws, rules and regulations, including those governing securities transactions, and (v) the Purchasers and the Special Committee negotiate and approve definitive documentation relating to the transaction.
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          E.        The Company believes that waiver of the obligation to
conduct the Rights Offering, sale of the Stock to be purchased hereunder to Purchasers and consummation of the other transactions described herein are in the best interests of the Company.

                                   AGREEMENT

                    NOW, THEREFORE, the parties agree as follows:

          1.        Purchase and Sale.

                    1.1 Purchase and Sale. Subject to the provisions of this Agreement, on the Closing Date (as defined herein) the Company will sell to Buyer, and Buyer will purchase from the Company the number of shares of Common Stock (at a purchase price of $1.14 per share) and the number of shares of Series A Stock (at a purchase price of $114.00 per share) specified on Exhibit A attached hereto (collectively, the "Shares").

                    1.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer to the Company on the Closing Date (as defined herein) by wire transfer of immediately available funds in accordance with the wire instructions set forth on Exhibit C attached hereto.

          2.        Closing of Purchase and Sale.

                    2.1 Closing; Closing Date. The purchase and sale of the Shares pursuant to Section 1 (the "Closing") shall take place at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18th Floor, Los Angeles, CA 90067, or at such other place as may be agreed upon by the Company and Buyer, at 10:00 a.m. Pacific time on February 21, 1997 or at such other time as may be agreed upon by both the Company and Buyer (the "Closing Date").

                    2.2       Transactions at Closing.  At the Closing,

                              (a)       The Company shall deliver to Buyer:

                                        (i)        An opinion of Shumaker, Loop
          & Kendrick, LLP, substantially in the form of Exhibit D hereto;

                                        (ii)       A duly executed Compliance
          Certificate, substantially in the form of Exhibit E hereto;

                                        (iii)      Certificates representing
          the Shares being purchased hereunder and delivered pursuant to
          Section 1.1 hereof;

                                        (iv)       Evidence of filing of the
          Certificate of Designation with the Delaware Secretary of State;




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                                        (v)        Evidence that the
          Notification of Listing of Additional Shares with respect to the Common Stock to be purchased pursuant hereto has been received by the NASDAQ National Market; and

                                        (vi)       Such other documents and
          instruments as Buyer may reasonably request relating to the existence, status and capacity of the Company and the corporate authority for, and the validity, force and effect of this Agreement.

                              (b)       Buyer shall deliver to the Company: (i)
a wire transfer of immediately available funds in the amount of the purchase price specified on Exhibit A attached hereto; (ii) evidence that waiver of the Rights Offering has been approved by the Required Lenders (as defined in the Credit Agreement); and (iii) evidence that the Required Lenders have approved the execution, delivery and performance of this Agreement by the Company.

                              (c)       The other conditions set forth in
Sections 6 and 7 hereof shall have been satisfied.

          3. Representations and Warranties of the Company. The Company represents and warrants that:

                    3.1 Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its property and assets and to conduct its business as presently and proposed to be conducted by it. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

                    3.2 Credit Agreement Representations and Warranties. Except as set forth on Schedule 3.2 hereto, the representations and warranties of the Company set forth in the Credit Agreement are true and correct on and as of the date hereof as if made on such date.

                    3.3       Capitalization.

                              (a)       Authorized Capital Stock.  Immediately
prior to the Closing, the authorized capital stock of the Company will consist of:

                                        (i)        Common Stock.  100,000,000
          shares of Common Stock, par value $0.001 per share (the "Common Stock"), of which (i) 51,768,480 shares are issued and outstanding as of the date of this Agreement; (ii) 29,300,000 shares are initially reserved for issuance upon exercise of the warrants and options listed in Schedule 3.3 hereof; and (iii) 209,524 shares are initially reserved for issuance pursuant to certain contracts to issue Common Stock, as listed in Schedule 3.3 hereto. The Company has a sufficient number of shares of unissued and





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          unreserved Common Stock to enable it to issue the Common Stock being sold pursuant hereto, and, upon approval of the Company's stockholders of the proposal referred to in Section 8.1 hereof, the Company will have a sufficient number of shares of unissued and unreserved Common Stock to enable it to issue the Common Stock issuable upon conversion of the Series A Stock to be purchased by Buyer and the other Purchasers on the Closing Date.

                                        (ii)       Preferred Stock.  2,000,000
          shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), of which 87,719 shares have been designated as Series A Stock and none of which will be issued and outstanding prior to the Closing Date.

                              (b)       Warrants, Options and Other
Subscription Rights. Except as set forth in Schedule 3.3 hereto and as contemplated herein, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from the Company, (ii) to the best knowledge of the Company, no voting trusts or voting agreements among, or irrevocable proxies executed by, shareholders of the Company, (iii) no existing rights of stockholders to require the Company to register any securities of the Company or to participate with the Company in any registration by the Company of its securities, (iv) to the best knowledge of the Company, no agreements among stockholders providing for the purchase or sale of the Company's capital stock and (v) no obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                              (c)       Validity of Securities.  All
outstanding securities of the Company are duly authorized and validly issued in accordance with applicable law (including federal and state securities laws), fully paid and non-assessable. Subject only to approval by the Company's stockholders of the matters set forth in Section 8.1 hereof, the Shares, when issued, sold and delivered in accordance with the terms of this Agreement, and the Common Stock issuable upon conversion of the Series A Stock, when issued and delivered in accordance with the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all liens and restrictions, other than liens resulting from the actions of Buyer and restrictions on transfer imposed by the Securities Act, applicable state securities laws or this Agreement. Subject only to approval by the Company's shareholders of the matters set forth in Section 8.1 hereof, the Series A Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will have the rights, preferences and privileges specified in the Certificate of Designation. Holders of shares of the Company's capital stock have no preemptive rights.

                    3.4 Authorization; Enforceability. Except as set forth in Schedule 3.4 hereto, all corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement, including the authorization, issuance, and delivery of the Shares being sold under this Agreement and of the Common Stock issuable upon conversion of the Series A Stock has been taken. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute





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the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

                    3.5 Private Offering. Neither the Company nor anyone acting on its behalf, other than the persons set forth on Schedule 3.5 hereto, has offered any of the Shares for sale to, or solicited offers to buy any securities of the Company from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Buyer and the other Lenders under the Credit Agreement. The Company agrees that neither the Company nor anyone acting on its behalf, other than the persons set forth on
Schedule 3.5 hereto, has offered or will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale hereunder of the Shares not exempt from the registration requirements of
Section 5 of the Securities Act. None of the shares of the Company's capital stock issued without registration under the Securities Act prior to the date hereof and presently outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.

                    3.6 Filing of SEC Reports. The Company has filed with the Securities and Exchange Commission (the "Commission") all reports (the "SEC Reports") required under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                    3.7       Consents and Approvals.  Except as set forth on
Schedule 3.7 hereto and for consents that will obtained prior to Closing, the execution and delivery by the Company of this Agreement and the related documents and instruments, the offer, issuance and delivery of the Shares, and the performance by the Company of its obligations under this Agreement and the related documents and instruments do not require the consent of any person or entity under any material agreement to which the Company is a party or otherwise binding on the Company.

                    3.8 No Conflict with Documents and Instruments. Except as set forth on Schedule 3.8 hereto, the execution and delivery by the Company of this Agreement and any related documents and instruments, the offer, issuance and delivery of the Shares, and the performance by the Company of its obligations under this Agreement and the related documents and instruments do not contravene or constitute a default under (a) the charter or by-laws of the Company, (b) any applicable law or regulation or (c) any agreement, judgment, injunction, order, decree or other instrument to which the Company is a party or by which the Company and its assets are otherwise bound.

                    3.9 Full Disclosure. Neither this Agreement, nor any certificates





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delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

                    3.10 Brokers and Finders. Except for certain fees payable to Raymond James & Associates under that certain letter agreement dated February 4, 1997 with the Company and that certain letter agreement dated January 28, 1997 with the Company, no person or entity has or will have any valid claim against the Company or any Purchaser as a result of the transactions contemplated herein for any commission, fee or other compensation as a broker or finder or in any similar capacity.

          4. Representations, Warranties and Covenants of Buyer. Buyer represents and warrants that:

                    4.1 Authorization. Buyer has full [corporate] power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of Buyer, except as the enforcement hereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

                    4.2 Investment Representations. Buyer is acquiring the Shares for its own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any applicable state securities law.

                    4.3 Investment Experience; Access to Information. Buyer (a) is an "accredited investor," as that term is defined in Rule 501(a) promulgated under the Securities Act, (b) is an investor experienced in the evaluation of businesses similar to the Company, (c) is able to fend for itself in the transactions contemplated by this Agreement, (d) has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, (e) has the ability to bear the economic risks of this investment, (f) was not organized or reorganized for the specific purpose of acquiring the Shares purchased by it, and (g) has been afforded prior to the Closing Date the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company has such information or could have acquired it without unreasonable effort or expense, all as necessary for Buyer to make an informed investment decision with respect to the purchase of the Shares.

                    4.4 Absence of Registration. Buyer acknowledges and agrees that:

                              (a)       The Shares to be issued and sold
hereunder are unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

          Except as provided in Section 9 hereof, the Company is under no obligation to file a registration statement with the Commission with respect to the Shares.





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                    4.5       Restrictions on Transfer.

                              (a)       Buyer will not offer, sell, pledge,
hypothecate, or otherwise dispose of the Shares unless such offer, sale, pledge, hypothecation or other disposition (i) is registered under the Securities Act or (ii) does not violate the Securities Act or any applicable state securities laws.

                              (b)       The certificates representing the
Shares shall bear a legend stating in substance:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

Upon request of a holder of the Shares, the Company shall remove the legend set forth above from the certificates evidencing such Shares, or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Shares are not required by the Securities Act to continue to bear the legend.

                    4.6 Transfer Instructions. Buyer agrees that the Company may provide for appropriate transfer instructions to implement the provisions of Section 4.5 hereof.

                    4.7 Economic Risk. Buyer understands that it must bear the economic risk of the investment represented by the purchase of Shares for an indefinite period.

          5.        Pre-Closing Covenants.

                   Each of the parties hereby covenants and agrees that it will take all action reasonably within its power and authority to duly and timely carry out all of its obligations hereunder, to perform and comply with all of the covenants, agreements, representations and warranties hereunder applicable to it and to cause all conditions to the obligations of the other parties to close the purchase and sale of the Shares pursuant hereto to be satisfied as promptly as possible.

          6. Conditions to Closing of Buyer. The obligation of Buyer on the Closing Date to purchase the Shares under this Agreement shall be subject to each of the following conditions precedent, any one or more of which may be waived by Buyer:





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                    6.1       Fairness Opinion.  The Special Committee shall
have received a fairness opinion from Raymond James & Associates, satisfactory in form and substance to the Special Committee, to the effect that the transactions provided for herein and in the agreements of even date herewith with the other Purchasers are fair to the stockholders of the Company, from a financial point of view (the "Fairness Opinion").

                    6.2 Representations and Warranties. The representations and warranties made by the Company herein and, except as provided in Schedule 3.2, in the Credit Agreement shall be true and accurate on and as of the Closing Date as if made on such Closing Date.

                    6.3 Performance. The Company shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                    6.4 Consents, Etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Shares to be purchased by Buyer at the Closing, and the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

                    6.5 Minimum Sale. Concurrently with the Closing hereof, the Company shall close agreements with Purchasers, in substantially the form of this Agreement, to purchase an aggregate of $19,999,965.06 in Shares, including an aggregate of 8,771,929 shares of Common Stock at $1.14 per share and 87,719 shares of Series A Stock at $114.00 per share.

                    6.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as Buyer or its counsel may reasonably request.

          7. Conditions to Closing of Company. The obligation of the Company on the Closing Date to issue and sell the Shares to be purchased under this Agreement shall be subject each of the following conditions precedent, any one or more of which may be waived by the Company:

                    7.1 Fairness Opinion. The Special Committee shall have received the Fairness Opinion, satisfactory in form and substance to it.

                    7.2 Representations and Warranties. The representations and warranties made by Buyer herein being true and accurate on and as of the Closing Date as if made on such Closing Date.





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                    7.3       Performance.  Buyer shall have performed and
complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                    7.4 Minimum Sale. Concurrently with the Closing hereof, the Company shall close agreements with Purchasers, in substantially the form of this Agreement, to purchase an aggregate of $19,999,965.06 in Shares, including an aggregate of 8,771,929 shares of Common Stock at $1.14 per share and 87,719 shares of Series A Stock at $114.00 per share.

                    7.5 Required Lenders' Approval and Waiver. The Company shall have received approval of the execution, delivery and performance of this Agreement from the Required Lenders and a waiver from the Required Lenders of the requirements of Section 2.03(d) and Section 5.03 of the Credit Agreement, in the form of Exhibit F hereto.

                    7.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as Buyer or its counsel may reasonably request.

          8.        Post Closing Covenants.

                    8.1 Proxy Statement. As soon as practicable after Closing hereof and in any event no later than at its next annual stockholders meeting, the Company shall include a proposal in its proxy statement to (i) amend its Certificate of Incorporation either (a) to reduce the number of outstanding shares through a reverse stock split so as to ensure that a sufficient number of shares of Common Stock are available for conversion of all of the Series A Stock, or (b) to authorize a sufficient number of additional shares of Common Stock so as to provide for conversion of all of the Series A Stock and (ii) approve conversion of the Series A Stock to Common Stock in accordance with the terms of the Certificate. The date of the stockholder approval of such proposal is referred to as the "Approval Date."

                    8.2 Reservation of Common Stock. From and after the Approval Date, the Company shall continuously maintain in reserve a number of shares of Common Stock equal to the Common Stock issuable upon conversion of the Series A Preferred Stock.

          9. Registration Rights. The following provisions govern the registration of the Company's Common Stock being purchased hereunder and Common Stock issuable upon conversion of the Series A Stock being purchased hereunder:





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                    9.1       Definitions.  As used herein, the following terms
have the following meanings:

                    Forms S-1, S-2 and S-3: The forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation.

                    Holder: A holder of Registrable Securities, provided that anyone who acquires any Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act shall not thereby be deemed to be a "Holder."

                    "Register," "registered" and "registration": A registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

                    Registrable Securities: All shares of Common Stock sold hereunder or issuable upon conversion of the Series A Stock and held by Buyer or by a person to whom registration rights have been transferred pursuant to the provisions of this Section 9; and all shares of Common Stock issued by the Company in respect of such shares.

                    Required Demand Amount: The number of Registrable Securities equal to the lesser of (i) 1% of the total number of shares of Common Stock then outstanding and (ii) $2,000,000 divided by the average per share closing price of the Common Stock for the five trading days prior to the date of the calculation of the Required Demand Amount.

                    9.2       Shelf Registration.

                              (a)       Filing; Effectiveness.  If, at any time
after the one-year anniversary of the Closing Date, the Company receives a written demand from the Holders of the Required Demand Amount of the Registrable Securities, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous or extended basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the shelf registration filed within 60 days after the demand is made (the "Target Filing Date") and to have the Shelf Registration Statement declared effective within 60 days after the filing is made (the "Target Effective Date") and to keep such Shelf Registration continuously effective for the period beginning on such date and ending on the earlier of (i) the date on which the Holders no longer hold any Registrable Securities and (ii) the first date on which all of the Holders would be entitled to transfer Shares pursuant to Rule 144(k) under the Securities Act.





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                              (b)       Effective Registration.  A registration
will not be deemed to have been effective as a Shelf Registration Statement unless a Shelf Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. If a registration requested pursuant to this Section 9.2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 9.2.

                              (c)       Form Used for Registration.  In the
event that Form S-3 is not available for use by the Company for a Shelf Registration Statement pursuant to this Section 9.2, the Company shall prepare and file a Shelf Registration Statement on such form as shall be available for use by the Company at the time the Company is obliged to prepare and file a registration statement hereunder. If the event that Form S-3 thereafter becomes available for use by the Company, the Company may prepare and file such Form S-3 in order to comply with its obligations hereunder.

                    9.3       Demand Registration.

                              (a)        Request for Registration. Subject to
Section 9.7 hereof, from time to time after the Shelf Registration Statement ceases to be effective, or at any time after the first anniversary of the Closing Date if the Holders elect to use the form of an underwritten offering, the Holders of the Required Demand Amount of the Registrable Securities may make written demand that the Company file a registration statement under the Securities Act with the Commission to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof (a "Demand Registration Statement"). Within 10 days after receipt of such request, the Company shall give written notice of such registration request to all other Holders and thereupon the Company shall effect the filing of such Demand Registration Statement and shall include therein all Registrable Securities with respect to which the Company has received written requests for inclusion therein (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) within 15 business days after the receipt by the applicable Holders of the notice from the Company of a request for Demand Registration Statement. The Company shall use commercially reasonable efforts to have the Demand Registration Statement declared effective on or before the date which is 90 days after receipt by the Company of the applicable request for filing of a Demand Registration Statement (a "Demand Registration Filing Date").

                              (b)       Effective Registration.  The Company's
obligations with respect to a Demand Registration Statement will not be deemed to have been satisfied unless





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the applicable Demand Registration Statement has been declared effective by the
Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to this
Section 9.3 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 9.3.

                              (c)       Selection of Underwriter.  If the
Holders elect to conduct an offering pursuant to a Demand Registration Statement in the form of an underwritten offering, a majority in interest of the requesting the Holders participating in such Demand Registration Statement shall have the right to designate and to select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Company to be used in connection with the offering.

                    9.4       Piggy-Back Registration.

                              (a)       Request for Registration.  At any time
from and after the Closing Date, each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of its security holders of any class of equity security (other than (A) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (B) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten business days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any other similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 9.4(a) by giving written notice to the Company of such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holders of Registrable

Securities requested to be included in such Piggy-Back  Registration.

                              (b)       Reduction of Offering.  In connection
with an underwritten offering where Piggy-Back Registration has been requested as provided in Section 9.4(a), the Company shall use commercially reasonable efforts to cause all Registrable Securities requested to be included in such Piggy-Back Registration to be included as provided in Section 9.4(a). If the managing underwriter or underwriters of any such underwritten offering have given written notice to the Holders of Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Securities and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all other Persons (other than the Lenders under the Credit Agreement and the Holders) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by the managing underwriter or underwriters and (ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Holders to the extent necessary to reduce the total number of shares requested to be include in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

                              (c)       In the case of any registration
initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

                    9.5       Registration Procedures.

                              (a)       In connection with the obligations of
the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution, and in connection therewith, the Company will:

                                        (i)        prepare and file with the
          Commission a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become and remain effective as provided herein;

                                        (ii)       prepare and file with the
          Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares;

                                        (iii)      furnish to each prospective
          seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller;

                                        (iv)       use commercially reasonable
          efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject;

                                        (v)        furnish to each prospective
          seller a signed counterpart, addressed to the prospective sellers, of an opinion of counsel for the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities;

                                        (vi)       in the event of any
          underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                                        (vii)      notify each Holder of
          Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                                        (viii)     apply for listing and use
          its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or on a national securities exchange; and

                                        (ix)       Provide a transfer agent and
          registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                              (b)       Upon receipt of a notice (a "Suspension
Notice") from the Company of the happening of any event of the kind described in Section 9.5(a)(vii) hereof, each Holder shall forthwith discontinue disposition of the Registrable Securities until such Holder's receipt of copies of a supplemented or amended Prospectus or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event that the Company shall give any Suspension Notice, (A) the Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice and to end the Suspension Period as promptly as practicable and (B) with respect to a Shelf Registration pursuant to Section 9.2 hereof, the time periods for which the Shelf Registration Statement is required to be kept effective pursuant to
Section 9.2 hereof shall be extended by the number of days of the Suspension Period unless (x) such extension would result in the Company's inability to use the financial statements in the registration statement initially filed pursuant to the Holder or Holders' request and (y) such correction or update did not result from the Company's acts or failures to act.

                    9.6       Information by Holder.

                              (a)       Each Holder of Registrable Securities
and each underwriter designated by a majority in interest of the requesting Holders, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the registration statement (and the prospectus included therein).

                              (b)       Failure of a prospective seller of
Registrable Securities to furnish the information and agreements described in this Section 9.6 shall not affect the obligations of the Company under this
Section 9 to Holders who furnish such information and agreements unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                    9.7       Limitations on Required Registrations.

                              (a)       The Company shall not be required to
effect more than two registrations pursuant to Section 9.3 hereof in any twelve-month period for all Holders on a combined basis.

                              (b)       If at the time of any demand to
register Registrable Securities pursuant to Section 9.3 hereof, the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Holders may include such Stock pursuant to Section 9.4 hereof or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the demanded registration to the material detriment of the Company, then the Company may at its option direct that such demand be delayed for a period not in excess of six months from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such right to delay a demand to be exercised by the Company not more than once in each 12-month period while the rights set forth in Section 9.3 are in effect.

                    9.8 Expenses of Registration. All expenses incurred in effecting any registration pursuant to Sections 9.2, 9.3 and 9.4 including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except:

                              (a)       all expenses, fees and disbursements of
any counsel retained by the Holders, and all underwriting discounts and commissions shall be borne by the Holders of the securities registered pursuant to such registration, pro rata according to the quantity of their securities so registered;

                              (b)       the Company shall not be required to
pay for any expenses of any registration proceeding begun pursuant to Section
9.2 or 9.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); and

                              (c)       a Holder who withdraws from an
underwritten registration pursuant to Section 9.3 shall be required to pay the percentage of the expenses of such registration which is equal to the percentage that the number of shares such Holder requested to be registered bears to the total number of shares to be registered.

                    9.9       Indemnification.

                              (a)    Indemnification by Company.  To the extent
permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holder, each person controlling such Holder and each underwriter and selling broker of the securities so registered (each, an "Indemnitee" and collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each such Indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such Indemnitee and stated to be specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 9.9(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                              (b)       Indemnification by Holders.  To the
extent permitted by law, each Holder (severally and not jointly) requesting or joining in a registration and each underwriter and selling broker of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act, and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder, underwriter or selling broker and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; provided, that the indemnity agreement contained in this
Section 9.9(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of such Holders shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Subject Stock in such offering as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct.

                              (c)       Each party entitled to indemnification
hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided further that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9.9 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall consent, except with the consent of each indemnified party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                              (d)       If the indemnification provided for in
this Section 9.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. This relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                              (e)       Notwithstanding the foregoing, to the
extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                              (f)       The reimbursement required by this
Section 9.9 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                              (g)       The obligation of the Company under
this Section 9.9 shall survive the conversion, if any, of the Series A Stock, the completion of any offering of Registrable Securities in a registration statement under this Section 9, or otherwise.

                    9.10 Transfer of Registration Rights. The registration rights granted to Buyer under this Section 9 may be transferred but only to (i) a transferee who shall acquire not less than 50% of the outstanding shares of Registrable Securities held by Buyer, and (ii) affiliates of Buyer.

                    9.11 "Stand-Off" Agreement. In consideration for the Company performing its obligations under this Section 9, Buyer agrees as follows:

                              (a)  For a period of one year from the date of
this Agreement, Buyer shall not sell or otherwise transfer any Registrable Securities, other than in connection with a corporate reorganization, tender or exchange offer or other similar circumstances or in a transaction exempt from the registration requirements of the Securities Act.

                              (b)  For a period of time (not to exceed 120
days) from the effective date of any registration of an underwritten public offering of securities of the Company (upon request of the Company or of the underwriters managing such underwritten offering) , Buyer shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by Buyer, other than shares of Registrable Securities included in the registration, without the prior written consent of the Company or such underwriters, as the case may be.

                    9.11 Delay of Registration. Buyer shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

                    9.12 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

          10.       Miscellaneous.

                    10.1 Expenses. Each party to this Agreement shall bear its own expenses relating to the preparation, execution, delivery and performance of this Agreement and all transactions contemplated thereby.

                    10.2 Survival of Agreements. All agreements, presentations and warranties and covenants contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement (despite any investigation at any time made by Buyer or on their behalf). All statements contained in any certificate or other instrument executed and delivered by the Company or its duly authorized officers or representatives pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations by the Company hereunder.

                    10.3 Notices. All notices, requests, consents and other communications herein shall be in writing and shall be deemed to be delivered (i) on the date delivered, if personally delivered or transmitted via facsimile with return confirmation of such transmission; (ii) on the business day after the date sent, if sent by recognized overnight courier service and
(iii) on the fifth day after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, as follows:

                    If to the Company:  Checkers Drive-In Restaurants, Inc.
                                        600 Cleveland Street, Eighth Floor
                                        Clearwater, Florida 34617-1079
                                        Attention:  Joseph Stein
                                        Facsimile No: (813) 298-2125
                                        Telephone No: (813) 441-3500

                   with a copy to:      Shumaker, Loop & Kendrick, LLP
                                        101 E. Kennedy Blvd., Suite 2800
                                        Tampa, FL 33602
                                        Attention:  Darrell C. Smith, Esq.
                                        Facsimile No:   (813) 229-1660
                                        Telephone No.:  (813) 229-7600


                    If to Buyer:        To the parties listed on Exhibit A
                                        attached hereto.

                  with a copy to:       The counsel listed on Exhibit A


or other such addresses as each of the parties hereto may provide from time to time in writing to the other parties.

                    10.4 Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and Buyer.

                    10.5 Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and made a part hereof, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

                    10.6 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and transferees of the parties hereto.

                    10.7      Enforcement.

                              (a)       Remedies at Law or in Equity.  If
either party hereto shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of it in this Agreement or in any certificate, report or other instrument delivered by it under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, the other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Certificate of Designation, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement or the Certificate of Designation, or to enforce any other legal or equitable right of such party or to take any one of more of such actions. In the event either party brings such an action against the other, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement or the Certificate of Designation, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                              (b)       Remedies Cumulative;  Waiver.  No
remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver by Buyer of any default shall be a waiver of any future or subsequent default. The failure or delay of Buyer in exercising any rights granted hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by Buyer shall not exhaust the same or constitute a waiver of any other right provided herein.

                    10.8 Execution and Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. In addition, to the extent that receipt is confirmed, this Agreement may be executed and sent by telecopy with the original to follow by a nationally recognized overnight delivery service. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the Company.


                    10.9 Governing Law; Jurisdiction; and Severability. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law. Each party hereto consents to the jurisdiction of any court located in the State of California, County of Los Angeles for the purpose of any action, suit or proceeding arising out of or based on this Agreement or any provision hereof. In the event any provision of this agreement of the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

                    10.10 Headings. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted only and do not constitute a part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.


THE COMPANY                            CHECKERS DRIVE-IN RESTAURANTS, INC.



                                       By:__________________________
                                       Name:________________________
                                       Title:_______________________


BUYER                                  _____________________________


                                       By:__________________________
                                       Name:________________________
                                       Title:_______________________

                                   EXHIBIT A





BUYER                       ___________________________________





Common Stock
  Purchased                 _____________________________ shares
                            ($1.14 per share or an aggregate purchase price of $ ________________________)


Series A Preferred
  Stock Purchased           _____________________________ shares
                            ($114.00 per share or an aggregate purchase price of $ _________________________)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.




THE COMPANY                       CHECKERS DRIVE-IN RESTAURANTS, INC.



                                           By:  /s/ Joseph N. Stein
                                              ---------------------------------

                                           Name: Joseph N. Stein
                                                -------------------------------

                                           Title:  Executive Vice President
                                                 ------------------------------




BUYER                                      BURT SUGARMAN


                                           /s/ Burt Sugarman
                                           ------------------------------------

                                   EXHIBIT A





BUYER                               BURT SUGARMAN
                                    150 El Camino Drive
                                    Suite 303
                                    Beverly Hills, CA  90212



Common Stock
  Purchased                         54,824 shares
                                    ($1.14 per share or an aggregate purchase
                                     price of $ 62,499.36)


Series A Preferred
  Stock Purchased                   548 shares
                                    ($114.00 per share or an aggregate purchase price of $ 62,472.00)



BUYER'S Counsel                     CHRISTENSEN, MILLER, FINK, JACOBS,
                                      GLASER, WEIL & SHAPIRO, LLP
                                    2121 Avenue of the Stars, 1800
                                    Los Angeles, CA  90067
                                    Attention:  Terry N. Christensen, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.




THE COMPANY                       CHECKERS DRIVE-IN RESTAURANTS, INC.



                                           By:  /s/ Joseph N. Stein
                                              ---------------------------------

                                           Name: Joseph N. Stein
                                                -------------------------------

                                           Title:  Executive Vice President
                                                 ------------------------------




BUYER                                      DAVID GOTTERER


                                           /s/ David Gotterer
                                           -----------------------------

                                   EXHIBIT A





BUYER                               DAVID GOTTERER
                                    425 E. 58th Street
                                    New York, NY  10022



Common Stock
  Purchased                         54,824 shares
                                    ($1.14 per share or an aggregate purchase
                                     price of $ 62,499.36)


Series A Preferred
  Stock Purchased                   548 shares
                                    ($114.00 per share or an aggregate purchase price of $ 62,472.00)



BUYER'S Counsel                     CHRISTENSEN, MILLER, FINK, JACOBS,
                                      GLASER, WEIL & SHAPIRO, LLP
                                    2121 Avenue of the Stars, 1800
                                    Los Angeles, CA  90067
                                    Attention:  Terry N. Christensen, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.






THE COMPANY                       CHECKERS DRIVE-IN RESTAURANTS, INC.



                                           By:  /s/ Joseph N. Stein
                                              ---------------------------------

                                           Name: Joseph N. Stein
                                                -------------------------------

                                           Title:  Executive Vice President
                                                 ------------------------------




BUYER TERRY N. CHRISTENSEN, as Trustee for the Retirement Plan for the Employees of Terry Christensen, a Professional Corporation




                                           By:  /s/ Terry N. Christensen
                                              ---------------------------------

                                           Name: Terry N. Christensen
                                                -------------------------------

                                           Title:  Trustee
                                                 ------------------------------

                                   EXHIBIT A





BUYER                          TERRY N. CHRISTENSEN, as Trustee for the
                                  Retirement Plan for the Employees of
                                  Terry Christensen, a Professional Corp.
                               2121 Avenue of the Stars, 1800
                               Los Angeles, CA  90067



Common Stock
  Purchased                    14,473 shares
                               ($1.14 per share or an aggregate purchase price of $ 16,499.22)


Series A Preferred
  Stock Purchased              144 shares
                               ($114.00 per share or an aggregate purchase price of $ 16,416.00)



BUYER'S Counsel                CHRISTENSEN, MILLER, FINK, JACOBS,
                                 GLASER, WEIL & SHAPIRO, LLP
                                2121 Avenue of the Stars, 1800
                                Los Angeles, CA  90067
                                Attention:  Terry N. Christensen, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.




THE COMPANY                       CHECKERS DRIVE-IN RESTAURANTS, INC.



                                           By:  /s/ Joseph N. Stein
                                              ---------------------------------

                                           Name: Joseph N. Stein
                                                -------------------------------

                                           Title:  Executive Vice President
                                                 ------------------------------




BUYER                                      TERRY N. CHRISTENSEN


                                           /s/ Terry N. Christensen
                                           -----------------------------

                                   EXHIBIT A





BUYER                          TERRY N. CHRISTENSEN
                               2121 Avenue of the Stars, 1800
                               Los Angeles, CA  90067



Common Stock
  Purchased                    7,456 shares
                               ($1.14 per share or an aggregate purchase price of $8,499.84)


Series A Preferred
  Stock Purchased              75 shares
                               ($114.00 per share or an aggregate purchase price of $8,550.00)



BUYER'S Counsel                CHRISTENSEN, MILLER, FINK, JACOBS,
                                 GLASER, WEIL & SHAPIRO, LLP
                               2121 Avenue of the Stars, 1800
                               Los Angeles, CA  90067
                               Attention:  Terry N. Christensen, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.




THE COMPANY                       CHECKERS DRIVE-IN RESTAURANTS, INC.



                                  By:  /s/ Joseph N. Stein
                                        -------------------------------

                                  Name: Joseph N. Stein
                                        -------------------------------

                                  Title:  Executive Vice President
                                        -------------------------------




BUYER                              DAVID MALCOLM


                                   /s/ David Malcolm
                                   ------------------------------

                                   EXHIBIT A





BUYER                          DAVID MALCOLM
                               509 Beacon Place
                               Chula Vista, CA  91910



Common Stock
  Purchased                    131,578 shares
                               ($1.14 per share or an aggregate purchase price of $149,998.92)


Series A Preferred
  Stock Purchased              1,315 shares
                               ($114.00 per share or an aggregate purchase price of $149,910.00)



BUYER'S Counsel                CHRISTENSEN, MILLER, FINK, JACOBS,
                                 GLASER, WEIL & SHAPIRO, LLP
                               2121 Avenue of the Stars, 1800
                               Los Angeles, CA  90067
                               Attention:  Terry N. Christensen, Esq.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.




THE COMPANY                       CHECKERS DRIVE-IN RESTAURANTS, INC.



                                  By:  /s/ Joseph N. Stein
                                        -------------------------------

                                  Name: Joseph N. Stein
                                        -------------------------------

                                  Title:  Executive Vice President
                                        -------------------------------




BUYER                              CATHY L. WOOD


                                   /s/ Cathy L. Wood
                                   ------------------------------

                                   EXHIBIT A





BUYER                          CATHY L. WOOD
                               150 El Camino Drive
                               Suite 303
                               Los Angeles, CA 90212



Common Stock
  Purchased                    8,771 shares
                               ($1.14 per share or an aggregate purchase price of $9,998.94)


Series A Preferred
  Stock Purchased              87 shares
                               ($114.00 per share or an aggregate purchase price of $9,918.00)



BUYER'S Counsel                CHRISTENSEN, MILLER, FINK, JACOBS,
                                 GLASER, WEIL & SHAPIRO, LLP
                               2121 Avenue of the Stars, 1800
                               Los Angeles, CA  90067
                               Attention:  Terry N. Christensen, Esq.